EX-31.1 Rule 13a-14(d)/15d-14(d) Certification


I, Helaine M. Kaplan, certify that:

1. I have reviewed this report on Form 10-K and all reports on Form 10-D required to be filed in respect of the period covered by this report on Form 10-K of the COMM 2013-CCRE7 Mortgage Trust (the "Exchange Act periodic reports");

2. Based on my knowledge, the Exchange Act periodic reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, all of the distribution, servicing and other information required to be provided under Form 10-D for the period covered by this report is included in the Exchange Act periodic reports;

4. Based on my knowledge and the servicer compliance statements required in this report under Item 1123 of Regulation AB, and except as disclosed in the Exchange Act periodic reports, the servicers have fulfilled their obligations under the servicing agreements in all material respects; and

5. All of the reports on assessment of compliance with servicing criteria for asset-backed securities and their related attestation reports on assessment of compliance with servicing criteria for asset-backed securities required to be included in this report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been included as an exhibit to this report, except as otherwise disclosed in this report. Any material instances of noncompliance described in such reports have been disclosed in this report on Form 10-K.

In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties:

Midland Loan Services, a Division of PNC Bank, National Association, as Master Servicer, Situs Holdings, LLC, as Special Servicer, Wells Fargo Bank, National Association, as Trustee and Certificate Administrator, Wells Fargo Bank, National Association, as Custodian, Park Bridge Lender Services LLC, as Operating Advisor,KeyCorp Real Estate Capital Markets, Inc, as Primary Servicer, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the Moffett Towers Mortgage Loan, Rialto Capital Advisors LLC, as Special Servicer for the Moffett Towers Mortgage Loan, Wells Fargo Bank, National Association, as Trustee and Certificate Administrator for the Moffett Towers Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Moffett Towers Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the Moffett Towers Mortgage Loan, Wells Fargo Bank, National Association, as Master Servicer for the Larkspur Landing Hotel Portfolio Mortgage Loan, Wells Fargo Bank, National Association, National Association, as Special Servicer for the Larkspur Landing Hotel Portfolio Mortgage Loan, U.S. Bank National Association, as Trustee for the Larkspur Landing Hotel Portfolio Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the Larkspur Landing Hotel Portfolio Mortgage Loan, CoreLogic Commercial Real Estate Services, Inc., as Servicing Function Participant for the Larkspur Landing Hotel Portfolio Mortgage Loan, and National Tax Search, LLC, as Servicing Function Participant for the Larkspur Landing Hotel Portfolio Mortgage Loan.


    Dated:   May 21, 2014


 /s/ Helaine M. Kaplan
 Signature

 President
 (senior officer in charge of securitization of the depositor)